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                                                                   Exhibit 10.19

                      AMENDMENT ONE TO EMPLOYMENT AGREEMENT

     This Amendment One to that certain Employment Agreement dated the 22nd day of November, 1999, by and between American Prepaid Professional Services, Inc. ("American Prepaid") and Alan Stewart (the "Executive"), is entered into this 7th day of March, 2003.

     WHEREAS, American Prepaid and Executive mutually desire to amend certain of the terms of the above-referenced Employment Agreement, which Amendment is set forth below:

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. The terms and conditions of that certain Employment Agreement dated as of November 22, 1999, by and among American Prepaid and Executive is hereby confirmed in its entirety with the exception of the amendments being made to Paragraph 7, Severance Payments, and Paragraph 8(a), Non-Competition, and to the extent the terms and conditions of this Amendment One are in conflict with the terms and conditions of the Employment Agreement, the terms and conditions of this Amendment One shall govern.

     2. Paragraph 7, Severance Payments, is hereby amended in its entirety to now read as follows:

          7.   Severance Payments.

               In the event of termination of the Executive by American Prepaid pursuant to Section 6(e), or by Executive pursuant to 6(f), then American Prepaid shall, in lieu of the payments and arrangements specified above, pay the Executive severance pay in an amount equal to one (1) times the Executive's Base Salary on the termination date ("Severance Pay"). Such Severance Pay shall be payable over twelve (12) months in equal monthly installments and shall be subject to withholding to the extent required under applicable law. The Severance Pay contemplated by this Section 7 is agreed by the parties hereto to be in full satisfaction and compromise of any claim arising out of any termination of the Executive's employment pursuant to Section 6(e) or 6(f). Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

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     3. Paragraph 8(a), Non-Competition, is hereby amended in its entirety to now read as follows:

          8.   Non-Competition.

               (a) During any period in which the Executive serves as an employee of American Prepaid and for the greater of (i) the period Executive continues to receive Separation Pay, or (ii) a period of one (1) year after the date of termination of the Executive's employment at any time, regardless of the circumstances thereof, the Executive shall not, without the express written consent of American Prepaid, directly or indirectly, engage, participate, invest in, be employed by or assist, whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any Person other than American Prepaid and its Affiliates whose activities, products, and/or services are in the Designated Industry. Without limiting the foregoing, the foregoing covenant shall prohibit the Executive during the period set forth above from (i) hiring or attempting to hire for or on behalf of any Person in the Designated Industry any officer, Employee, or Affiliated Person of American Prepaid or any of its Affiliates, (ii) encouraging for or on behalf of any such Person in the Designated Industry any officer, Employee, or Affiliated Person to terminate his or her relationship or employment with American Prepaid or any of its Affiliates,
     (iii) soliciting for or on behalf of any such Person in the Designated Industry any customer of American Prepaid or any of its Affiliates and (iv) diverting to any such Person in the Designated Industry any customer of American Prepaid or any of its Affiliates; provided, however, that nothing herein shall be construed as preventing the Executive from making passive investments in a Person in the Designated Industry if the securities of such Person are publicly traded and such investment constitutes less than five percent of the outstanding shares of capital stock or comparable equity interests of such Person. As of the effective date of employment, the Executive is not performing any other duties for, and is not a party to any similar agreement with, any Person competing with American Prepaid or any of its affiliates.

     IN WITNESS WHEREOF, the parties have signed this Amendment One as of the day and year first above written.

AMERICAN PREPAID PROFESSIONAL           EXECUTIVE
SERVICES, INC.


By: /s/ Phyllis Klock                   By: /s/ Alan Stewart
    ---------------------------------       ------------------------------------
    Phyllis Klock                           Alan Stewart
Title: President & COO                  Date: November 22, 1999
Date:
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